Exhibit 3.1
Approved May 19, 2011
AMENDED AND RESTATED
BY-LAWS
OF
THE TALBOTS, INC.
ARTICLE I
Stockholders
     Section 1.1. Annual Meetings. An annual meeting of stockholders shall be held for the election of directors at such date, time and place either within or without the State of Delaware as may be fixed by resolution of the Board of Directors from time to time. Subject to the other provisions set forth in these by-laws, any other proper business may be transacted at the annual meeting.
     Section 1.2. Special Meetings. (a) Special meetings of stockholders may be called at any time by the Chairman of the Board of Directors (the “Chairman of the Board”) or by the Board of Directors, to be held at such date, time and place either within or without the State of Delaware as may be stated in the notice of the meeting.
     (b) A special meeting of stockholders shall be called by the Secretary, stating the purpose of the meeting, at the written request of stockholders who together own of record a majority of the outstanding shares of each class of stock entitled to vote at such special meeting.
     A stockholder request to call a special meeting of stockholders, setting forth the business proposed to be conducted at such special meeting and the date the stockholder signed such request, shall be delivered to the Secretary of the Corporation at the Corporation’s principal executive offices, by registered mail, return receipt requested, and shall be signed by each stockholder, or a duly authorized agent of such stockholder, requesting the special meeting and, in the case of each stockholder other than a Solicited Stockholder (as defined below), shall be accompanied by (i) a notice setting forth the information required by Section 1.13(b) of these by-laws concerning the business proposed to be conducted at such meeting and concerning the stockholder(s) proposing such business, (ii) an agreement by the requesting stockholder(s) to notify the Corporation immediately in the case of any disposition on or prior to the date of such meeting of shares of capital stock of the Corporation owned by such stockholder(s), and an acknowledgement by the requesting stockholder(s) and the beneficial owner(s), if any, on whose behalf the request is being made, that any reduction in the number of shares owned by such stockholders below a majority of the outstanding shares of each class of stock entitled to vote at such meeting, following delivery of notice to the Corporation shall be deemed a revocation of such notice, (iii) documentary evidence that the requesting stockholder(s) own at least a majority of the outstanding shares of each class of stock entitled to vote at such meeting as of the date of the receipt by the Secretary of the Corporation of such notice; provided, however, that if the requesting stockholder(s) are not the beneficial owner(s) of the shares underlying such notice, then to be valid, the stockholder request must also include documentary evidence (or, if not simultaneously provided with the stockholder request, such documentary evidence must be delivered to the Secretary of the Corporation within ten days after the receipt of the stockholder request) that the beneficial owner(s) on whose behalf the stockholder is made owned a majority of the outstanding shares of each class of stock entitled to vote at such meeting as of the date of the Secretary’s receipt of such notice, and (iv) a representation by the requesting stockholder(s) that, on the fifth business day after the record date for such special meeting and on the eighth business day before such special meeting or any adjournment or postponement thereof (as applicable) it will also provide any updated and supplementary information necessary to make the information required by the preceding clause (i) true and correct as of the record date for the special meeting and as of the tenth business day before such special meeting or any adjournment or postponement thereof. For purposes of this Section 1.2, “Solicited Stockholder” means any stockholder that has provided a request in response to a solicitation made pursuant to, and in accordance with, Section 14(a) of the Securities Exchange Act of 1934, including the rules and regulations promulgated thereunder (the “Exchange Act”), by way of a solicitation statement filed on Schedule 14A. Notwithstanding the foregoing, a special meeting requested by stockholders shall not be held if either (a) the Board of Directors has called or calls for an annual or special meeting of stockholders to be held within ninety (90) days after the Secretary of the Corporation receives the request for the special meeting and the business of such annual or special meeting includes (among any other matters properly brought before the annual or special meeting) the business specified in the request (or business substantially similar to the business set forth in the request, as determined in good faith by the Board of Directors), or (b) an annual or special meeting that included the business specified in the request (or business substantially similar to the business set forth in the request, as determined in good faith by the Board of Directors) was held not more than ninety (90) days before the request to call the special meeting was received by the Secretary of the Corporation. A stockholder may revoke a request for a special meeting at any time by written revocation delivered to the Secretary of the Corporation, and if such revoking stockholder had joined with other stockholders to submit the request for a special meeting pursuant to this Section 1.2(b), and if the remaining unrevoked requests from stockholders joining in such request represent less than the requisite number of shares entitling the stockholders to request the calling of a special meeting, the Board of Directors, in its discretion, may refrain from calling the special meeting or cancel the special meeting, as the case may be. The Board of Directors shall have the authority in its discretion to submit additional matters to the stockholders, and to cause other business to be transacted, at any special meeting requested by stockholders. The Board of Directors may fix a record date to determine the stockholders of record entitled to request a special meeting, whether or not the Secretary has already received one or more requests to call a special meeting. A business proposal shall not be presented for stockholder action at a special meeting if any stockholder or beneficial owner acts contrary to the representations set forth in a request to call a special meeting. The Secretary may, in his or her discretion, decline to accept, and may consider ineffective, a request from a stockholder to call a special meeting (i) that does not comply with the preceding provisions of this Section 1.2(b), (ii) that relates to an item of business that is not a proper subject for stockholder action under applicable law, or (iii) if such request is delivered between the time beginning on the 61st day after the earliest date of signature on a request that has been delivered to the Secretary relating to an identical (or substantially similar item of business as determined in good faith by the Board of Directors) and ending on the one-year anniversary of such earliest date.
     (c) A special meeting shall be held at such place (within or without the State of Delaware), date and time as shall be fixed by the Board of Directors in accordance with these by-laws and in compliance with the Delaware General Corporation Law (as amended, the “DGCL”). The record date for stockholders entitled to notice of and to vote at such meeting shall be determined in accordance with Section 1.10 of these by-laws.
     (d) Business transacted at a special meeting shall be limited to the purposes stated in the notice of such meeting. The Board of Directors may, pursuant to a good faith determination made in its sole discretion, waive one or more of the requirements set forth in Section 1.2(b) or (c).
     Section 1.3. Notice of Meetings. (a) Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given by the Corporation which shall state the place, date and hour of the meeting, the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present and vote at such meeting, the record date for determining the stockholders entitled to vote at the meeting, if such date is different from the record date for stockholders entitled to notice of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise required by law, the written notice of any meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder of record entitled to vote at such meeting as of the record date for determining the stockholders entitled to notice of the meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation.
     (b) Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the Corporation under these by-laws (other than any notice contemplated by Sections 164, 296, 311, 312 or 324 of the DGCL) shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice to the Corporation. Any such consent shall be deemed revoked if (1) the Corporation is unable to deliver by electronic transmission two consecutive notices given by the Corporation in accordance with such consent, and (2) such inability becomes known to the Secretary or an Assistant Secretary or to the Corporation’s transfer agent or other person responsible for the giving of notice on behalf of the Corporation; provided, however, that the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action.

     (c) Notice given pursuant to paragraph (b) of this Section 1.3 shall be deemed given: (1) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice; (2) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (3) if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and (4) if by any other form of electronic transmission, when directed to the stockholder. An affidavit of the Secretary or an Assistant Secretary or of the Corporation’s transfer agent or other agent of the Corporation that the notice has been given by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated herein.
     (d) For purposes of these by-laws, “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.
     Section 1.4. Adjournments. Any annual or special meeting of stockholders may be adjourned by the chairman of the meeting, from time to time and whether or not a quorum is present, to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time, place and the means of remote communication (if any) by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for stockholders entitled to vote is fixed for the adjourned meeting, the Board of Directors shall fix a new record date for notice of such adjourned meeting in accordance with Section 1.10 of these by-laws, and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting.
     Section 1.5. Quorum. Except where otherwise required by law or the certificate of incorporation or these by-laws, at each meeting of stockholders, the holders of a majority of the voting power of the issued and outstanding shares of stock entitled to vote on any matter at the meeting, present in person or represented by proxy, shall constitute a quorum at such meeting for the transaction of business. Where a separate vote by a class or classes or series is required on any matter, a majority of the voting power of the shares of such class or classes or series present in person or represented by proxy shall constitute a quorum entitled to take action with respect to the vote on that matter.
     Section 1.6. Organization; Procedure; Conduct of Meeting. Unless otherwise determined by the Board of Directors, meetings of stockholders shall be presided over by the Chairman of the Board, or in the absence of the Chairman of the Board by the Lead Director designated by the Board of Directors, if any, or in the absence of the Lead Director by the President, or in the absence of the President by a chairman designated by the Board of Directors, or in the absence of such designation, by a chairman chosen by the holders of a majority of the voting power of the shares of stock entitled to vote who are present in person or by proxy at the meeting (such person so presiding, herein the “chairman of the meeting”). The Secretary, or in the absence of the Secretary an Assistant Secretary, shall act as secretary of the meeting, but in the absence of the Secretary and any Assistant Secretary the chairman of the meeting may appoint any person to act as secretary of the meeting.
     The agenda and order of business at each such meeting shall be as determined by the chairman of the meeting. The chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts and things as are necessary or desirable for the proper conduct of the meeting, including, without limitation, the right and authority to convene and to adjourn the meeting, the establishment of procedures for the maintenance of order and safety, limitations on the time allotted to questions or comments on the affairs of the Corporation, limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting may determine, restrictions on entry to such meeting after the time prescribed for the commencement thereof, the opening and closing of the voting polls, and all such other acts as, in the judgment of the chairman of the meeting, are appropriate for the proper conduct of the meeting. Except as otherwise required by law, the certificate of incorporation or these by-laws, the chairman of the meeting shall have the power to determine whether a nomination or other business proposed to be brought before an annual or special meeting of stockholders was made or proposed, as the case may be, in accordance with these by-laws. The chairman of the meeting, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or nomination or other business was not properly brought before the meeting and if the chairman of the meeting should so determine, such chairman of the meeting shall so declare to the meeting and any such matter or nomination or other business not properly brought before the meeting shall not be transacted or considered and shall be disregarded and such determination shall be conclusive and binding on the Corporation and its stockholders. Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.
     Section 1.7. Inspectors. Prior to any meeting of stockholders, the Board of Directors or the Chairman of the Board or the chairman of the meeting shall appoint one or more inspectors to act at such meeting and make a written report thereof and may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at the meeting of stockholders, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of the duties of inspector, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such inspector’s ability. The inspectors shall ascertain the number of shares outstanding and the voting power of each, determine the shares represented at the meeting and the validity of proxies and ballots, count all votes and ballots, determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors and certify their determination of the number of shares represented at the meeting and their count of all votes and ballots. The inspectors may appoint or retain other persons to assist them in the performance of their duties. The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting. No ballot, proxy or vote, nor any revocation thereof or change thereto, shall be accepted by the inspectors after the closing of the polls, unless the Court of Chancery of the State of Delaware (the “Court of Chancery”) upon application by a stockholder shall determine otherwise. In determining the validity and counting of proxies and ballots, the inspectors shall be limited to an examination of the proxies, any envelope submitted therewith, any information provided in accordance with Section 211(e) of the DGCL or Section 212(c)(2) of the DGCL or any information provided pursuant to Section 211(a)(2)(b)(i) or (iii) of the DGCL, ballots and the regular books and records of the Corporation, except that the inspectors may also consider other reliable information for the limited purpose of reconciling proxies and ballots submitted by or on behalf of banks, brokers, their nominees or similar persons which represent more votes than the holder of a proxy is authorized by the record owner to cast or more votes than the stockholder holds of record. If the inspectors consider other reliable information for such purpose, they shall, at the time they make their certification, specify the precise information considered by them, including the person or persons from whom they obtained the information, when the information was obtained, the means by which the information was obtained and the basis for the inspectors’ belief that such information is accurate and reliable.
     Section 1.8. Voting; Proxies.
     (a) Unless otherwise provided in the certificate of incorporation and subject to Section 213 of the DGCL, each stockholder shall be entitled to one (1) vote for each share of capital stock held by such stockholder which has voting power upon the matter in question. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power, regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally. Without limiting the manner in which a stockholder may authorize another person or persons to act for such stockholder as proxy the following shall constitute a valid means by which a stockholder may grant such authority:
     (1) A stockholder may execute a writing authorizing another person or persons to act for such stockholder as proxy. Execution may be accomplished by the stockholder or such stockholder’s authorized officer, director, employee or agent signing such writing or causing such person’s signature to be affixed to such writing by any reasonable means including, but not limited to, by facsimile signature.
     (2) A stockholder may authorize another person or persons to act for such stockholder as proxy by transmitting or authorizing the transmission of a telegram, cablegram, or other means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such telegram, cablegram or other means of electronic transmission must either set forth or be submitted with information from which it can be determined that the telegram, cablegram or other electronic transmission was authorized by the stockholder. Any copy, facsimile telecommunication or other reliable reproduction of a writing or transmission created pursuant to this section may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission. If it is determined that such telegrams, cablegrams or other electronic transmissions are valid, the inspectors or, if there are no inspectors, such other persons making that determination, shall specify the information upon which they relied.
Voting at meetings of stockholders need not be by written ballot unless the holders of a majority of the outstanding shares of all classes of stock entitled to vote thereon present in person or represented by proxy at such meeting shall so determine.
     (b) Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. In all other matters, unless otherwise required by law or by the certificate of incorporation or these by-laws, or unless otherwise provided by the rules of any stock exchange on which the Corporation’s securities are listed, the affirmative vote of the holders of a majority of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders. Notwithstanding anything to the contrary set forth in these by-laws, (i) the non-binding advisory vote with respect to executive compensation pursuant to Section 14A(a)(1) of the Exchange Act, and the rules and regulations promulgated thereunder, shall require the affirmative vote of a majority of the votes cast thereon, and (ii) the non-binding advisory vote, pursuant to Section 14A(a)(2) of the Exchange Act, and the rules and regulations promulgated thereunder, with respect to the determination as to whether the vote described in the preceding clause (i) shall occur every one (1), two (2) or three (3) years shall, if any such frequency receives a majority of the votes cast, be decided by a majority of the votes cast; provided that for purposes of any vote required pursuant to this sentence, neither abstentions nor broker non-votes shall count as votes cast.
     Section 1.9. Stockholder Action by Written Consent Without a Meeting. (a) Subject to the other provisions of these by-laws, any action required or permitted to be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing setting forth the action so taken shall be signed by the holders of record of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.
     The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting (including by telegram, cablegram or other electronic transmission permitted by law) shall be as fixed by the Board of Directors or as otherwise established under this Section 1.9. Any person seeking to have the stockholders authorize or take corporate action by written consent without a meeting shall, by written notice addressed to the Secretary of the Corporation and delivered to the Corporation at the Corporation’s principal executive offices and signed by a stockholder of record, request that a record date be fixed for such purpose. The written notice must contain the information set forth in paragraph (b) of this Section 1.9. The Board of Directors may, within ten (10) days after the date on which such request is received, adopt a resolution fixing the record date for such purpose (unless a record date has previously been fixed in accordance with this Section 1.9). The record date for such purpose shall be no more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors and shall not precede the date such resolution is adopted. If the Board of Directors fails within ten (10) days after the Corporation receives such notice to fix a record date for such purpose, provided that the request is valid and fixing a record date is appropriate, the record date shall be the day on which the first written consent is delivered to the Corporation in the manner described in paragraph (d) of this Section 1.9; except that, if prior action by the Board of Directors is required under the provisions of Delaware law, the record date shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.
     (b) Any stockholder’s notice required by paragraph (a) of this Section 1.9 must describe the action that the stockholder proposes to take by consent.
     (c) Every written consent purporting to take or authorize the taking of corporate action (each such written consent is referred to in this paragraph and in paragraph (d) as a “Consent”) must bear the date of signature of each stockholder who signs the Consent, and no Consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the earliest dated Consent delivered in the manner required by this Section 1.9, Consents signed by a sufficient number of stockholders to take such action are so delivered to the Corporation.
     (d) Every Consent must be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which the proceedings of meetings of stockholders are recorded. Delivery made to a corporation’s registered office must be made by hand or by certified or registered mail, return receipt requested.
     The Corporation may, in its discretion, engage an independent inspector of elections for the purpose of performing a ministerial review of the validity of the consents and revocations. The cost of retaining an inspector of elections shall be borne by the Corporation.
     (e) Notwithstanding anything in these by-laws to the contrary, no action may be taken by the stockholders by written consent except in accordance with this Section 1.9.
     Section 1.10. Fixing Date for Determination of Stockholders of Record for Notice and Voting. In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance with the foregoing provisions of this Section 1.10 at the adjourned meeting.
     Section 1.11. Fixing Date for Determination of Stockholders of Record for Purposes Other than Notice and Voting. In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action (other than action by written consent under Section 1.9 of these by-laws or determining entitlement to notice of and to vote at a meeting of stockholders under Section 1.10 of these by-laws), the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.
     Section 1.12. List of Stockholders Entitled to Vote. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting; provided, however, if the record date for determining the stockholders entitled to vote is less than ten (10) days before the meeting date, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Nothing contained in this section shall require the Corporation to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting for a period of at least ten (10) days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. If the meeting is to be held at a place or location determined by the Board of Directors, then a list of stockholders entitled to vote at the meeting shall be produced and kept at the time and place of the meeting during the whole time thereof and may be examined by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then such list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.

     Section 1.13. Advance Notice of Stockholder Proposals.
     (a) At any meeting of the stockholders, only such business shall be conducted as shall have been properly brought before such meeting. Nominations of persons for election to the Board of Directors and the proposal of business to be considered by stockholders may be made at an annual meeting of stockholders only (A) in the case of the proposal of any business other than the election or nomination of directors, pursuant to the Corporation’s proxy materials with respect to such meeting, (B) otherwise by, or at the direction of, the Board of Directors, or (C) by any stockholder of the Corporation who (i) was a stockholder of record of the Corporation at the time the notice provided for in this Section 1.13(a) is delivered to the Secretary of the Corporation and at the time of the annual meeting, (ii) shall be entitled to vote at such meeting, and (iii) complies with the notice procedures set forth in this Section 1.13(a) as to such nomination or business. Clause (C) above shall be the exclusive means for a stockholder to make nominations or submit other business (other than business included in the Corporation’s proxy materials under Rule 14a-8 of the Exchange Act) at an annual meeting of stockholders. Without qualification, for nominations or business to be properly brought before an annual meeting by a stockholder pursuant to Section 1.13(a)(C) above, in addition to any other requirements under Delaware law, the stockholder must have given timely notice thereof in proper form to the Secretary of the Corporation, and any such proposed business must constitute a proper matter for stockholder action. To be timely, a stockholder’s notice must be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than thirty (30) days after such anniversary date, or in the event no annual meeting was held in the preceding year, notice by the stockholder must be so delivered not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall the adjournment of an annual meeting, or postponement of an annual meeting for which notice has been given, or the public announcement of any such adjournment or postponement, commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. To be in proper form, a stockholder’s notice to the Secretary pursuant to this Section 1.13 (and whether or not pursuant to Section 1.13(a) or Section 1.13(b)) must be in writing and must set forth:
     1. as to each person whom the stockholder proposes to nominate for election as a director (i) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Section 14 of the Exchange Act, (ii) such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected, (iii) a description of all direct and indirect compensation and other material monetary agreements, arrangements, and understandings during the past three years, and any other material relationships, between or among such stockholder and any beneficial owner on whose behalf the nomination is made and their respective affiliates and associates, on the one hand, and each proposed nominee and his or her respective affiliates and associates, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Rule 404 under Regulation S-K under the Exchange Act as if the stockholder making the nomination and any beneficial owner on whose behalf nomination is made, or any affiliate or associate thereof, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant;
     2. if the notice relates to any business (other than the nomination of persons for election as directors) that the stockholder proposes to bring before the meeting, (i) a brief description of the business desired to be brought before the meeting, (ii) the reasons for conducting such business at the meeting, (iii) the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the by-laws of the Corporation, the language of the proposed amendment), (iv) any material interest in such business of such stockholder and any beneficial owner on whose behalf the proposal is made, and (v) a description of all agreements, arrangements and understandings between such stockholder or such beneficial owner and any other person or persons (including their names) in connection with the proposal of such business by such stockholder; and
     3. as to the stockholder giving the notice and any beneficial owner on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as it appears on the Corporation’s books, and of such beneficial owner, (ii) (A) the class or series and number of shares of capital stock of the Corporation that are, directly or indirectly, owned beneficially and of record by such stockholder and by such beneficial owner, (B) any option, warrant, convertible security, stock appreciation right, swap, hedging transaction, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of capital stock of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by such stockholder and by such beneficial owner and any other direct or indirect opportunity held or owned beneficially by such stockholder or by such beneficial owner to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation, (C) any proxy, contract, arrangement, understanding or relationship pursuant to which such stockholder or beneficial owner has a right to vote or direct the vote of any shares of any security of the Corporation, (D) any short interest in any security of the Corporation held by such stockholder and by such beneficial holder (for purposes of this Section 1.13(a), a person shall be deemed to have a short interest in a security if such person directly or indirectly, through a contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (E) any borrowed or loaned shares of the Corporation held by such stockholder and by such beneficial owner, if any, (F) any rights to dividends on the shares of capital stock of the Corporation owned beneficially by such stockholder and by such beneficial owner, which right is separated or separable from the underlying shares, (G) any proportionate interest in shares of capital stock of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder or such beneficial owner is a general partner or with respect to which such stockholder or such beneficial owner, directly or indirectly, beneficially owns an interest in a general partner, and (H) any performance-related fees (other than an asset-based fee) to which such stockholder or such beneficial owner, if any, is entitled based on any increase or decrease in the value of shares of the Corporation or any Derivative Instruments (the information required by (A) through (H) above must include, without limitation, any such interest held by members of such stockholder’s or such beneficial owner’s immediate family sharing the same household and must be provided as of the date of such notice), (iii) any other information relating to such stockholder and beneficial owner that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitation of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act, (iv) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and whether such stockholder intends to appear in person or by proxy at the meeting to propose such business or nomination, (v) a representation whether the stockholder or beneficial owner intends or is part of a group (including, without limitation, any other person or persons acting in concert, directly or indirectly pursuant to any agreement, arrangement, understanding or otherwise, whether written or oral) that intends (A) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee or (B) otherwise to solicit proxies from stockholders in support of such proposal or nomination, and (vi) to the extent actually known by the stockholder giving the notice, the name and address of any other person who owns, of record or beneficially, any securities of the Corporation and who supports the proposal of such business that such stockholder proposes to bring before the meeting on the date of such stockholder’s notice.
     In addition, to be timely, a stockholder’s notice under this Section 1.13 shall further be updated and supplemented, if necessary, so that the information provided or required to be provided in such notice under subparagraphs (1), (2) and (3) above shall be true and correct as of the record date for the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for the meeting in the case of the update and supplement required to be made as of the record date, and not later than eight (8) business days prior to the date for the meeting or any adjournment or postponement thereof in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof.
     Notwithstanding anything in the second sentence of the second paragraph of this Section 1.13(a) to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation at an annual meeting is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least ten (10) days before the last day a stockholder may deliver a notice of nomination in accordance with such second sentence, a stockholder’s notice required by this Section 1.13(a)(C) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it is delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation. In no event shall the adjournment of an annual meeting, or postponement of an annual meeting for which notice has been given, or the public announcement of any such adjournment or postponement, commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.
     (b) Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (a) by, or at the direction of, the Board of Directors or (b) by any stockholder of the Corporation who is a stockholder of record at the time the notice provided for in this Section 1.13(b) is delivered to the Secretary of the Corporation and at the time of the special meeting, who is entitled to vote at the meeting and to vote in such election, and who complies with the notice procedures set forth in this Section 1.13(b) as to such nomination. In the event the Corporation calls a special meeting of stockholders, whether upon the request of stockholders pursuant to Section 1.2(b) of these by-laws or otherwise, for the purpose of electing one or more directors to the Board of Directors, any stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if the stockholder’s notice in the same form as required by subparagraphs 1 and 3 of the second paragraph of Section 1.13(a) with respect to any nomination shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting, provided, however, that, if the Corporation calls such special meeting to elect directors as a result of and pursuant to a stockholder request, then such requesting stockholder’s notice of nomination(s) must be delivered to the Secretary no later than the same day the request to call such special meeting is delivered to the Secretary. In the event the Corporation calls a special meeting of stockholders, upon the written request of stockholders pursuant to Section 1.2(b) of these by-laws, and the business to be transacted at such meeting includes any business other than nominating a person or persons for election as directors, then, in addition to such other information as may be required by Section 1.2(b) of these by-laws or applicable Delaware law, the stockholders so requesting such meeting (other than a Solicited Stockholder) shall deliver to the Secretary at the principal executive offices of the Corporation on the date such request to call a special meeting is delivered to the Corporation, the information required in subparagraphs 2 and 3 of the second paragraph of Section 1.13(a) of these by-laws. In no event shall the adjournment of a special meeting, or postponement of a special meeting for which notice has been given, or the public announcement of any such adjournment or postponement, commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.
     In addition, to be timely, a stockholder’s notice under this Section 1.13 shall further be updated and supplemented, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for the meeting in the case of the update and supplement required to be made as of the record date, and not later than eight (8) business days prior to the date for the meeting or any adjournment or postponement thereof in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof.
     (c) Only such persons who are nominated in accordance with Clause (B) or (C) of Section 1.13(a) or with Section 1.13(b), as the case may be, shall be eligible to be elected as directors at an annual or special meeting of stockholders of the Corporation, and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in Section 1.13(a) or 1.13(b), as the case may be. Except as otherwise provided by law, the certificate of incorporation or these by-laws, the chairman of the meeting shall have the power and duty (a) to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed in accordance with Section 1.13(a)(C) or 1.13(b), as the case may be, and (b) if any proposed nomination or business was not made or proposed in compliance with Section 1.13(a)(C) or 1.13(b), as the case may be, to declare that such proposed nomination or business shall be disregarded, which determination shall be conclusive and binding on the Corporation and its stockholders. Notwithstanding the foregoing provisions of Section 1.13(a)(C) or 1.13(b), unless otherwise required by law (including without limitation, the Exchange Act), if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or proposed business, such nomination or proposed business shall be disregarded, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 1.13(c), to be considered a qualified representative of the stockholder, a person must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of the stockholders. For purposes of these by-laws, “public announcement” shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act. Notwithstanding the foregoing provisions of Sections 1.13(a), 1.13(b) and this Section 1.13(c), a stockholder shall also comply with all applicable requirements of the Exchange Act with respect to the matters set forth in Sections 1.13(a), 1.13(b) and this Section 1.13(c); provided, however, that any references in these Sections to the Exchange Act are not intended to and shall not limit the requirements or rights applicable to nominations or other proposed business to be considered pursuant to Sections 1.13(a)(C) or 1.13(b) or this Section 1.13(c) of these by-laws. The Board of Directors may, pursuant to a good faith determination made in its sole discretion, waive one or more of the requirements set forth in this Section 1.13.
     Notwithstanding anything in this Section 1.13 to the contrary, (i) nothing in Section 1.13(a)(C) or 1.13(b) or this Section 1.13(c) shall be deemed to affect any rights of stockholders or beneficial owners of stock to request or require inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 (or any successor thereto) under the Exchange Act.

     Section 1.14. Director Qualifications. In addition to the other requirements set forth in these by-laws, in order for a person to be qualified and eligible to serve as a director elected or reelected at a meeting of stockholders, such person must, on or before the later of (i) the 70th day before such meeting and (ii) the 10th day after public announcement of the date of such meeting, deliver to the Secretary of the Corporation the following:
(a)	A signed and completed director questionnaire (a form of which shall be provided to such candidate by the Secretary of the Corporation promptly following a request therefor);

(b)	A written representation that such person will, during his or her tenure as a director, comply with all publicly disclosed policies and guidelines governing the directors and the Board of Directors of the Corporation, including codes of conduct, corporate governance, conflict of interest, confidentiality, stock ownership and trading applicable to directors of the Corporation (copies of which shall be provided to such candidate by the Secretary of the Corporation promptly following a request therefor);

(c)	A written representation that such person will promptly disclose to the Corporation any agreement, arrangement, understanding, commitment or assurance that such person has entered into with or given to any person or entity as to how such person will act or vote as a director on any issue or question that is presented to the Board or any committee thereof or with respect to any direct or indirect compensation, reimbursement or indemnification (other than from the Corporation) in connection with such service as a director (including disclosure of any such agreement, arrangement, understanding, commitment or assurance entered into or given by such person prior to his or her election or reelection as a director);

(d)	A written representation that such person is not, and will not during his or her tenure as a director, enter into any agreement, arrangement or understanding with, and has not and will not give any commitment or assurance to, any person or entity that could limit or interfere with such person’s ability to comply, if elected or reelected as a director, with such person’s fiduciary duties as a director under applicable law; and

(e)	A written representation that election or continuance of such individual as a director of the Corporation does not and will not violate any federal or state law applicable to such individual.
A person shall not be qualified and eligible to serve as a director appointed to fill a vacancy or newly created directorship on the Board unless such person has delivered the information indentified in the preceding sentence to the Secretary on or before such appointment. Notwithstanding the foregoing provisions of this Section, (i) the Board of Directors may, pursuant to a good faith determination made in its sole discretion, waive any of the requirements of this Section and (ii) a director will be deemed to have satisfied this Section (regardless of whether each of the requirements set forth herein have been satisfied) if a director is elected or reelected and neither any challenge to such director’s qualification is submitted to the Secretary, nor any determination by the Board of Directors with respect to such director’s failure to satisfy the provisions of this Section is made, on or before the 10th day after his or her election or reelection. The Board of Directors shall determine whether any person has satisfied the provisions of this Section. If the Board of Directors determines that a person has not satisfied the requirements of this Section (other than any requirements waived by the Board of Directors), such person (a “Disqualified Candidate”) may not be elected or appointed as a director. Notwithstanding anything in these by-laws to the contrary, when directors are elected by plurality vote pursuant to these by-laws, the persons (excluding Disqualified Candidates) who receive the greatest number of votes in favor of their election, up to the number of directorships subject to election, shall be elected at such meeting.
ARTICLE II
Board of Directors
     Section 2.1. Powers; Number; Qualifications. The Board of Directors shall consist of not fewer than five (5) but not more than ten (10) members, the number thereof to be determined from time to time exclusively by the Board of Directors. A majority of the Board of Directors shall be independent. Independence shall be determined by the Board of Directors in good faith in accordance with the applicable director independence requirements under the listing requirements of the principal stock exchange on which the common stock of the Corporation is then listed. Directors need not be stockholders.
     Section 2.2. Election; Term of Office; Resignation; Removal; Vacancies. Each director shall hold office until his or her successor is elected and qualified or until the effective date of his or her earlier resignation or removal. Any director may resign at any time upon notice in writing or by electronic transmission to the Board of Directors, addressed to the Chairman of the Board or the Secretary. Such resignation shall take effect at the time specified therein or upon the happening of an event specified therein (as applicable); provided that if no such time or event is specified, such resignation shall be effective upon delivery to the Board of Directors. Unless otherwise specified therein, no acceptance of such resignation shall be necessary to make it effective. Any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of the voting power of the shares entitled to vote thereon. Unless otherwise expressly required in the certificate of incorporation or these by-laws, vacancies on the Board of Directors (resulting from death, resignation, retirement, disqualification, removal, or other cause) and newly created directorships resulting from any increase in the authorized number of directors shall be filled solely by a majority of the directors then in office, although less than a quorum, or by the sole remaining director. Any director elected or appointed to fill a vacancy shall hold office for a term expiring at the next annual meeting of the stockholders and shall remain in office until his or her successor is elected and qualified or until his or her earlier death, resignation, retirement, disqualification or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

     Section 2.3. Regular Meetings. Regular meetings of the Board of Directors may be held at such places within or without the State of Delaware, and at such times as the Board of Directors may from time to time determine, and, if so determined, notice thereof need not be given.
     Section 2.4. Special Meetings. Special meetings of the Board of Directors may be held at any time or place within or without the State of Delaware whenever called by the Chairman of the Board, by the Lead Director, if any, by the President or by any two directors. Special meetings of the Board of Directors may be called on twenty-four (24) hours’ notice, if notice is given to each director personally or by telephone (including a voice messaging system, or other system or technology designed to record and communicate messages), telegraph, facsimile, electronic mail or other electronic means, or on five (5) days’ notice if notice is mailed to each director (or on three (3) days’ notice if notice is sent by a nationally recognized overnight mail service) addressed to him or her at his or her usual place of business or to such other address as any director may request by notice to the Secretary. Unless otherwise indicated in the notice, any and all business may be transacted at a special meeting.
     Section 2.5. Participation in Meetings by Conference Telephone Permitted. Unless otherwise restricted by the certificate of incorporation, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in any meeting of the Board of Directors or of such committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other (whether such persons are located in the United States or foreign countries), and participation in a meeting pursuant to this by-law shall constitute presence in person at such meeting.
     Section 2.6. Quorum. At all meetings of the Board of Directors, a majority of the entire Board shall constitute a quorum for the transaction of business. In case at any meeting of the Board a quorum shall not be present, a majority of the members of the Board of Directors present may adjourn the meeting from time to time until a quorum shall be present without further notice, or waiver of notice, of such adjournment.
     Section 2.7. Vote Required for Action. Actions by the Board of Directors and any committee thereof shall be taken by the affirmative vote of a majority of the directors or committee members, as the case may be, present at a meeting at which a quorum is present.
     Section 2.8. Chairman of the Board. The Board of Directors shall appoint a Chairman of the Board from among its members. Unless otherwise provided by the Board of Directors, the Chairman of the Board shall hold such position until his or her successor is elected and qualified or until his or her earlier resignation or removal. The Chairman of the Board may resign at any time by written notice to the President or Secretary. Such resignation shall take effect at the time specified therein or upon the happening of an event specified therein, or if no such time or event is specified, upon delivery of such notice to the President or Secretary. Unless otherwise specified in the notice of resignation, no acceptance of such resignation shall be necessary to make it effective. The Board of Directors may remove the Chairman of the Board with or without cause at any time. Any vacancy occurring in the Chairman of the Board position by death, resignation, removal or otherwise may be filled by the Board of Directors.
     Section 2.9. Organization. Meetings of the Board of Directors shall be presided over by the Chairman of the Board, or in the absence of the Chairman of the Board by the Lead Director, if any, or in the absence of the Lead Director by a chairman chosen at the meeting. The Secretary, or in the absence of the Secretary an Assistant Secretary, shall act as secretary of the meeting, but in the absence of the Secretary and any Assistant Secretary the chairman of the meeting may appoint any person to act as secretary of the meeting.
     Section 2.10. Action by Directors Without a Meeting. Unless otherwise restricted by the certificate of incorporation, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, or by electronic transmission and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board, or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.
     Section 2.11. Compensation of Directors. Unless otherwise restricted by the certificate of incorporation or these by-laws, the Board of Directors shall have the authority to fix the compensation of directors, including compensation related to committee appointments. Director stock options, restricted shares or units and any other director equity incentive compensation shall be issued pursuant to a stockholder approved plan.
     Section 2.12. Reliance on Accounts and Reports, etc. A director or a member of any committee designated by the Board of Directors shall, in the performance of such director’s or member’s duties, be fully protected in relying in good faith upon the records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of the Corporation’s officers or employees, or committees designated by the Board of Directors, or by any other person or firm as to the matters the director or the member reasonably believes are within such other person’s or firm’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation or the Board of Directors or any committee thereof.
ARTICLE III
Committees
     Section 3.1. Committees. The Board of Directors may designate one or more committees. Each committee shall consist of one or more of the directors of the Corporation designated by the Board of Directors. The Board of Directors may also appoint a chairperson of each such committee. The Board of Directors may also designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee may be abolished or re-designated from time to time by the Board of Directors. Except as otherwise provided in this section, each committee shall have and may exercise such powers of the Board of Directors as may be provided in these by-laws or by resolution or resolutions of the Board of Directors. No committee shall have the power or authority:
     (a) to approve or adopt, or recommend to the stockholders, any action or matter (other than the election or removal of directors) expressly required by the DGCL to be submitted to stockholders for approval; or
     (b) to adopt, amend or repeal the by-laws of the Corporation.
Except as may be otherwise provided in the resolution creating such committee, at all meetings of any committee, the presence of members (or alternate members) constituting a majority of the total authorized membership of such committee shall constitute a quorum for the transaction of business. The act of the majority of the members present at any meeting at which a quorum is present shall be the act of such committee.
     Section 3.2. Committee Rules. Unless the Board of Directors otherwise provides and subject in all instances to the express provisions of these by-laws relating to committees of the Board of Directors, each committee designated by the Board of Directors may adopt, amend and repeal rules for the conduct of its business.
ARTICLE IV
Officers
     Section 4.1. Officers. The Board of Directors shall elect a President and a Secretary. The Board of Directors may also elect one or more Vice Presidents, one or more Assistant Vice Presidents, one or more Assistant Secretaries, a Treasurer and one or more Assistant Treasurers and such other officers as the Board of Directors may deem desirable or appropriate and may give any of them such further designations or alternate titles as it considers desirable. Any number of offices may be held by the same person unless the certificate of incorporation or these by-laws otherwise provide.
     Section 4.2. Term of Office; Resignation; Removal; Vacancies. Unless otherwise provided in the resolution of the Board of Directors electing any officer, each officer shall hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal. Any officer may resign at any time upon written notice to the Board of Directors, addressed to the President, the Chairman of the Board or the Secretary. Such resignation shall take effect at the time specified therein, and unless otherwise specified therein no acceptance of such resignation shall be necessary to make it effective. The Board of Directors may remove any officer with or without cause at any time. Any such removal shall be without prejudice to the contractual rights of such officer, if any, with the Corporation, but the election of an officer shall not of itself create contractual rights. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise may be filled by the Board of Directors.
     Section 4.3. Powers and Duties. The officers of the Corporation shall have such powers and duties in the management of the Corporation as shall be stated in these by-laws or in a resolution of the Board of Directors which is not inconsistent with these by-laws and, to the extent not so stated, as generally pertain to their respective offices, subject to the control of the Board of Directors. The Secretary shall have the duty to record the proceedings of the meetings of the stockholders, the Board of Directors and any committees in a book to be kept for that purpose. The Board of Directors may from time to time delegate the powers or duties of any officer to any other officer or agent, notwithstanding any provision hereof.
ARTICLE V
Stock
     Section 5.1. Certificates of Stock; Uncertificated Shares.
     (a) The shares of the Corporation may be represented by certificated or uncertificated shares, as determined by the Board of Directors in accordance with applicable law. Notwithstanding any resolution of the Board of Directors providing for uncertificated shares, every holder of stock in the Corporation represented by certificates and, upon request, every holder of uncertificated shares, shall be entitled to have a certificate signed by, or in the name of, the Corporation, by the Chairman of the Board, the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, representing the number of shares registered in certificate form. Such certificate shall be in such form as the Board of Directors may determine, to the extent consistent with applicable law, the certificate of incorporation and these by-laws. Absent a specific request for such a certificate by the registered owner or transferee thereof, shares may be uncertificated upon the original issuance thereof by the Corporation or upon surrender of the certificate representing such shares to the Corporation or its transfer agent.
     (b) All signatures on a certificate referred to in Section 5.1(a) of these by-laws may be in facsimile, engraved or printed form, to the extent permitted by law. In case any officer, transfer agent or registrar who has signed, or whose facsimile, engraved or imprinted signature has been placed upon, a certificate shall have ceased to be an officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were an officer, transfer agent or registrar at the date of issue.
     (c) If the Corporation is authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided by law, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Within a reasonable time after the issuance or transfer of uncertificated shares of any class or series of stock, the Corporation shall send to the registered owner thereof a written notice containing the information required by law to be set forth or stated on certificates representing shares of such class or series or a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of such class or series and the qualifications, limitations or restrictions of such preferences and/or rights.
     Section 5.2. Lost, Stolen or Destroyed Stock Certificates; Issuance of New Certificates. The Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or such owner’s legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.
     Section 5.3. Transfer of Stock. Subject to the provisions of the certificate of incorporation and these by-laws, the Board of Directors may prescribe such rules and regulations as it may deem appropriate relating to the issue, transfer and registration of shares of the Corporation.
ARTICLE VI
Miscellaneous
     Section 6.1. Fiscal Year. The fiscal year of the Corporation shall be determined by the Board of Directors.
     Section 6.2. Seal. The Corporation may have a corporate seal which shall have the name of the Corporation inscribed thereon and shall be in such form as may be approved from time to time by the Board of Directors. The corporate seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.
     Section 6.3. Waiver of Notice of Meetings of Stockholders, Directors and Committees. Whenever notice is required to be given under any provision of the DGCL or the certificate of incorporation or these by-laws, a written waiver, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, and renders such objection at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors or members of a committee of directors need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the certificate of incorporation or these by-laws.
     Section 6.4. Forms of Records. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account and minute books, may be kept on, or be in the form of, punch cards, magnetic tape, photographs, microphotographs or any other information storage device or other electronic means, provided that the records so kept can be converted into clearly legible form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect the same.
ARTICLE VII
Indemnification
     Section 7.1. Nature of Indemnity. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended (but in the case of any such amendment only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide before such amendment), any person who was or is made or is threatened to be made a party or is otherwise involved in any claim, action, suit, or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”) by reason of the fact that the person, or a person for whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee, agent, manager, partner or fiduciary of another corporation or of a partnership, joint venture, trust, non-profit entity, or other enterprise, including service with respect to employee benefit plans (any such person being sometimes referred to hereafter as an “Indemnitee”), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection with such Proceeding.
     Section 7.2. Advancement of Expenses. Subject to applicable law, the Corporation shall pay the expenses (including attorneys’ fees) incurred by an Indemnitee in defending any Proceeding in advance of its final disposition (hereinafter, an “advancement of expenses”), provided, however, that the payment of expenses incurred by an Indemnitee in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by or on behalf of such Indemnitee to repay all amounts advanced if it should ultimately be determined that such Indemnitee is not entitled to be indemnified under this Article VII or otherwise.
     Section 7.3. Claims Not Paid In Full. If a claim for indemnification or advancement of expenses under this Article VII is not paid in full within thirty days after a written claim therefor has been received by the Corporation, the Indemnitee may file suit to recover the unpaid amount of such claim. In any such action the Corporation shall have the burden of proving that the Indemnitee was not entitled to the requested indemnification or advancement of expenses under applicable law. To the fullest extent permitted by law, if successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses, the Indemnitee shall be entitled to be paid the expense of prosecuting or defending such suit. In any suit brought by the Indemnitee to enforce a right to indemnification under this Article VII (but not in a suit brought by the Indemnitee to enforce a right to advancement of expenses) it shall be a defense to such suit that indemnification of the Indemnitee is prohibited by applicable law. In addition, in any suit brought by the Corporation to recover an advancement of expenses, the Corporation shall be entitled to recover such expenses upon a final adjudication that indemnification of the Indemnitee is prohibited by applicable law. Neither the failure of the Corporation (including without limitation its directors, independent legal counsel or stockholders) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the standard of conduct for indemnification required by applicable law, nor an actual determination by the Corporation (including without limitation its directors, independent legal counsel or stockholders) that the Indemnitee has not met such applicable standard of conduct, shall create a presumption that the Indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the Indemnitee, be a defense to such suit. In any suit brought by the Indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses, the burden of proving that the Indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article VII or otherwise shall be on the Corporation.
     Section 7.4. Employees or Agents. The Corporation may, but shall not be required to, indemnify and hold harmless, to the extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any proceeding by reason of the fact that the person, or a person for whom he or she is the legal representative, is or was an employee or agent of the Corporation or is or was serving at the request of the Corporation as an employee or agent of another corporation or of a partnership, joint venture, trust, non-profit entity, or other enterprise, including service with respect to employee benefit plans, against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person. The Corporation may, but shall not be required to, provide rights to the advancement of expenses to employees and agents of the Corporation similar to those conferred in Section 7.2 to Indemnitees.
     Section 7.5. Survival; Preservation of Other Rights. The rights conferred upon Indemnitees in this Article VII shall be contract rights and such rights shall continue as to an Indemnitee who has ceased to be a director, officer or trustee and shall inure to the benefit of the Indemnitee’s heirs, executors and administrators. Any amendment, alteration or repeal of this Article VII that adversely affects any right of an Indemnitee or its successors shall be prospective only and shall not limit, eliminate or impair any such right with respect to any Proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment or repeal.
     The indemnification and advancement of expenses provided by this Article VII shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

     Section 7.6. Insurance. The Corporation may purchase and maintain, at its expense, insurance for itself and on behalf of any person who is or was or has agreed to become a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person or on such person’s behalf in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of this Article VII.
     Section 7.7. Limitation on Indemnification. Notwithstanding anything contained in this Article VII to the contrary, except for Proceedings to enforce rights to indemnification as provided in Section 7.3 above, the Corporation shall not be obligated to indemnify any Indemnitee or advance expenses in connection with a Proceeding (or part thereof) initiated by such person unless such Proceeding (or part thereof) was authorized or consented to by the Board of Directors.
ARTICLE VIII
Amendment of By-laws
     Section 8.1. Amendment. These by-laws may be amended, altered or repealed:
     (a) by resolution adopted by a majority of the entire Board of Directors; or
     (b) at any regular or special meeting of the stockholders upon the affirmative vote of the holders of a majority of the voting power of the outstanding shares of the Corporation entitled to vote thereon, provided that notice of such amendment, alteration or repeal is contained in the notice or waiver of notice of such meeting.